Exhibit 99(a)

FOR IMMEDIATE RELEASE

FOR: QUIXOTE CORPORATION
CONTACT:	Daniel P. Gorey	Investor Relations:
	Chief Financial Officer	Christine Mohrmann/Jim Olecki
	Joan R. Riley	Financial Dynamics
	Director of Investor Relations	(212) 850-5600
(312) 467-6755

QUIXOTE CORPORATION ANNOUNCES COMPLETION OF $40 MILLION
PRIVATE PLACEMENT OF CONVERTIBLE SUBORDINATED NOTES

CHICAGO, IL, February 10, 2005—Quixote Corporation (Nasdaq: QUIX) today announced that effective February 9, 2005 it sold $40 million of 7% Convertible Senior Subordinated Notes due February 15, 2025 in a private placement.

Under the terms of the private placement, the investors may convert the Notes into the Company’s common stock at any time prior to the final maturity date of February 15, 2025.  The conversion price is $25.90 per share, which represents a 40% premium over the closing price of the Company’s stock on February 8, 2005.  If fully converted, the Notes would convert into approximately 1,544,000 shares of the Company’s common stock.  The Notes are fully redeemable by the Company at any time after February 20, 2008 at 100% of the principal amount plus accrued and unpaid interest.   The investors may require the Company to repurchase the Notes in cash at a price equal to 100% of the principal amount of the Notes plus accrued and unpaid interest, if any, on February 15, 2010, 2015 or 2020.  Interest is payable semi-annually on February 15 and August 15 of each year, beginning August 15, 2005.  The Company also agreed to register the Notes and common stock issuable upon conversion of the Notes with the Securities and Exchange Commission within thirty days.  The Company will use the net proceeds from the sale of the Notes to reduce its existing bank debt.

Leslie J. Jezuit, Chairman and Chief Executive Officer of Quixote Corporation, commented, “By strengthening our capital structure, this transaction fits in well with our near and long-term strategic initiatives and operational goals.  The proceeds of this financing will be immediately used to pay down our term and revolving credit facilities with our banks and we expect to renegotiate our bank credit arrangement on more favorable terms to provide us additional financial flexibility.  We believe this will position us well as our market and industry conditions improve.”

The securities are being sold to accredited investors in reliance on Regulation D under the Securities Act of 1933, as amended.  Piper Jaffray & Co. and Harris Nesbitt Corp. served as the exclusive placement agents.

This announcement is neither an offer to sell nor a solicitation of an offer to buy any of these securities.  The securities have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

Quixote Corporation, (www.quixotecorp.com), through its wholly-owned subsidiaries, Quixote Transportation Safety, Inc., Quixote Traffic Corporation and Quixote Transportation Technologies, Inc., is the world’s leading manufacturer of energy-absorbing highway crash cushions, electronic wireless measuring and sensing devices, weather forecasting stations, computerized highway advisory radio transmitting systems, intelligent intersection control systems, automated red light enforcement systems, mobile and permanent variable electronic message signs, flexible post delineators and other transportation safety products.

Except for historical information and discussions contained herein, statements made in this news release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  These forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from any such statement, including the risks and uncertainties discussed in the Company’s Form 10-K for its fiscal year ended June 30, 2004, and subsequent Form 10-Q’s, under the caption “Forward-Looking Statements” in Management’s Discussion and Analysis of Financial Condition and Results of Operations, which discussions are incorporated herein by this reference. Other factors may be described from time to time in the Company’s other public filings with the Securities and Exchange Commission, news releases and other communications.  Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made.  The Company does not undertake any obligation to release publicly any revisions to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

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